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                                                                    EXHIBIT 3.02

                       DECLARATION AND AGREEMENT OF TRUST
                                       OF
                               GLOBAL MACRO TRUST

                  THIS Declaration and Agreement of Trust of Global Macro Trust, dated as of July 23, 2001 (this "Agreement"), is entered into by and among Millburn Ridgefield Corporation, a Delaware corporation, as managing owner (the "Managing Owner"), Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee") and Nestor Partners, a New Jersey limited partnership, as initial beneficial owner (the "Initial Beneficial Owner"). The Managing Owner, the Trustee and the Initial Beneficial Owner hereby agree as follows:

              1. NAME. The name of the trust formed hereby is Global Macro Trust (the "Trust").

              2. CREATION OF TRUST. The Managing Owner hereby acknowledges that the Trust has received the sum of $400 in an account in the name of the Trust from the Managing Owner, as a grantor of the Trust, and $1,600 from the Initial Beneficial Owner, as a grantor of the Trust, both of which amounts shall constitute the initial trust estate. The Trustee hereby declares that the trust estate will be held in trust for the Managing Owner and the Initial Beneficial Owner. The Managing Owner shall own a twenty percent (20%) undivided beneficial interest in the assets of the Trust. The Initial Beneficial Owner shall own an eighty percent (80%) undivided beneficial interest in the assets of the Trust. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. Section 3801, ET SEQ. (the "Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to file a certificate of trust with the Delaware Secretary of State.

              3. POWERS OF THE MANAGING OWNER AND THE TRUSTEE. The duty and authority to manage the business and affairs of the Trust is hereby delegated to the Managing Owner and the Managing Owner is hereby authorized to execute all documents on behalf of the Trust. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations and liabilities with respect to the business or affairs of the Trust. The Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law.

              4. POWER TO RESIGN. The Trustee may resign at any time by notice in writing delivered to the Trust.

              5. INDEMNIFICATION. The Managing Owner shall indemnify and hold harmless the Trustee, its affiliates and all officers, directors, stockholders, employees, representatives and agents of the Trustee (each, a "Covered Person"), from and against any loss, damage or claim imposed on, incurred by or asserted at any time against such Covered Person in any way relating to or arising out of this Agreement, the administration of the trust estate or the action or inaction of such Covered Person hereunder, except that no such Covered Person shall be entitled to indemnification for losses, damages or claims arising or resulting from its own bad faith, willful misconduct, gross negligence or reckless disregard of its duties and obligations hereunder.

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              6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all which shall constitute one in the same instrument.

              7. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws.

                  IN WITNESS WHEREOF, the parties hereto have executed this Declaration and Agreement of Trust as of the day and year first above written.

                                      MILLBURN RIDGEFIELD CORPORATION,
                                      as Managing Owner



                                      By:      /s/ GEORGE E. CRAPPLE
                                               ---------------------------------
                                      Name:    George E. Crapple
                                      Title:   Co-Chief Executive Officer
                                               Co-Chairman


                                      WILMINGTON TRUST COMPANY,
                                      as Trustee



                                      By:      /s/ PATRICIA A. EVANS
                                               ---------------------------------
                                      Name:    Patricia A. Evans
                                      Title:   Senior Financial Services Officer


                                      NESTOR PARTNERS
                                      as Initial Beneficial Owner



                                      By:      /s/ GEORGE E. CRAPPLE
                                               ---------------------------------
                                      Name:    George E. Crapple
                                      Title:   Co-Chief Executive Officer
                                               Co-Chairman
                                               Millburn Ridgefield Corporation
                                               General Partner, Nestor Partners


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